EXHIBIT 10.1

Employee Stock Option Grants

On February 8, 2014, as approved by the Compensation Committee of  the Pernix Group, Inc. Board of Directors, employee stock option grants were awarded  in the amount and upon the terms and conditions set forth below.

General Terms of Grant:

•      Form of grant: Stock option awards for executive officers and key executives.

•                  Term and vesting of stock options: The stock option grants vest equally over a 3 year period and are coterminous with the expiration date of the plan or 10 years from the date of the grant, whichever occurs sooner.

•      Grant date: February 8, 2014.

•      Exercise Price for Stock Options: To be determined based on fair market value.

•      Number of stock options:

		Stock Options
Nidal Z. Zayed, President and CEO	-	90,000

Warren Bryant, Senior Vice President — Construction	-	25,000

Mike Frye, Vice President — Power	-	25,000

Gregg D. Pollack, Vice President - Administration and Chief Financial Officer	-	20,000

Carol J. Groeber - Corporate Controller and Principal Accounting Officer	-	20,000